UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 28, 2018
(Date of earliest event reported)

ANAPTYSBIO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-37985	20-3828755
(Commission File Number)	(IRS Employer Identification No.)

10421 Pacific Center Court, Suite 200 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 362-6295
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
⃞ Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
⃞ Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition.
On March 5, 2018, AnaptysBio, Inc. (“AnaptysBio”) issued a press release announcing its financial results for the quarter and year ended December 31, 2017. A copy of the press release is attached as Exhibit 99.01 to this Current Report on Form 8-K.
The information in this Item 2.02, including Exhibit 99.01 to this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the accompanying Exhibit 99.01 shall not be incorporated by reference into any registration statement or other document filed by AnaptysBio with the Securities and Exchange Commission, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in such filing (or any reference to this Current Report on Form 8-K generally), except as shall be expressly set forth by specific reference in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On February 28, 2018, Carol G. Gallagher, Pharm. D. advised the Board of Directors (the “Board”) of AnaptysBio, Inc. (“AnaptysBio”) that she would resign as a Class I independent director of AnaptysBio and as a member of the audit and compensation committees of the Board, effective at 5:00 p.m. pacific time on March 5, 2018 (the “Resignation Time”). Ms. Gallagher’s resignation is not the result of any disagreement with AnaptysBio on any matter relating to its operations, policies or practices. Following Ms. Gallagher’s resignation, J. Anthony Ware, M.D. was appointed to the audit committee and Dennis Fenton, Ph.D., was appointed to the compensation committee.
(d)
Effective on March 5, 2018 immediately after the Resignation Time, the Board elected Dennis Fenton, Ph.D., to fill the vacancy on the Board created by Ms. Gallagher’s resignation as a Class I director. Dr. Fenton shall hold office for a term expiring at the 2018 Annual Meeting of AnaptysBio’s stockholders, which is the next stockholder meeting at which Class I directors will be elected. There is no arrangement or understanding between Dr. Fenton and any other persons pursuant to which Dr. Fenton was selected as a director. Dr. Fenton is not a party to and does not have any direct or indirect material interest in any transaction with AnaptysBio required to be disclosed under Item 404(a) of Regulation S-K. The Board determined that Dr. Fenton qualifies as an independent director pursuant to the Securities Act of 1933 and the listing standards of the Nasdaq Stock Market, in each case as currently in effect. Dr. Fenton also will enter into AnaptysBio’s standard form of indemnity agreement for its directors and executive officers, which was filed as Exhibit 10.01 to AnaptysBio’s Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on September 9, 2015. The indemnification agreement will be effective as of the date of his appointment to the Board.
Dr. Fenton will be compensated in accordance with the standard non-employee director compensation policy, including an annual cash retainer, an initial option grant, and an annual option refresh grant. Dr. Fenton will also receive a pro-rated annual grant for the portion of 2018 that he will serve as a director.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.01	Press release issued by AnaptysBio regarding its financial results for the year ended December 31, 2017, dated March 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AnaptysBio, Inc.

Date: March 5, 2018                By:    /s/ Dominic Piscitelli

Name: Dominic Piscitelli
Title: Chief Financial Officer